Exhibit 99.1
Harte Hanks Reports Second Quarter 2024 Results
Sales transformation completed in April, accelerating sales pipeline growth
Cost initiatives identified through Project Elevate progressing well
Appointment of first Chief Customer and Data Officer ushers in new era of customer leadership
Successfully completed termination of Pension Plan I, leaving cash balance of $11 million and no debt
Chelmsford, Massachusetts – August 8, 2024 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the second quarter ended June 30, 2024.
Kirk Davis, Chief Executive Officer, said: "In my first year, I have been laser-focused on building an exceptionally strong executive team, united in our mission to redefine our company. Last quarter, I emphasized the importance of enhancing our customer organization and announced our plan to recruit the company's first Chief Customer and Data Officer. Today, I am thrilled to confirm that Sharona Sankar-King will assume this pivotal role, joining us on September 4th from Bain & Company. Sharona's expertise in integrating data and analytics across product lines will be transformative, accelerating our ability to harness Gen AI for innovative customer solutions. Her leadership will be a powerful catalyst in driving our ambitious growth objectives."
"While we are committed to rapidly building a modern, growing company, we remain firmly grounded in the present" continued Mr. Davis. "Our sales and marketing reorganization, which we concluded in April is maturing well. As we shared last quarter, we have new clients progressing through our sales cycle and are expanding our sales pipeline. We also continue to execute on the specific cost savings initiatives we identified in Project Elevate, resulting from our engagement with the Kearney organization throughout Q4 of 2023 and Q1 of 2024. "
Second Quarter Highlights
•The Company ended the quarter with a cash balance of $11.0 million on June 30, 2024.
•Contribution payment of $6.1 million executed for the termination of Pension Plan I.
•Total revenues for Q2 2024 were $45.0 million, down 5.7% compared to $47.8 million in Q2 2023.
•Operating income was $1.4 million compared to $1.7 million in the same quarter in the prior year.
•Harte Hanks recorded $0.4 million in restructuring charges in Q2 2024, related to execution of Project Elevate.
•Net loss, inclusive of the $38.2 million in pension termination charges and $10.1 million in tax benefit, was $27.8 million, or $3.84 per basic and diluted share, compared to net income of $0.6 million, or $0.08 per basic and diluted share, in the prior year quarter.
•The second quarter of 2024 had EBITDA of $2.4 million compared to EBITDA of $2.7 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation, severance and restructuring charges, was $3.6 million for Q2 2024 and $4.4 million for the same quarter in 2023.
Segment Highlights
•Customer Care, $12.4 million in revenue, 27% of total – Segment revenue for the quarter decreased $2.5 million or 17.0% versus the prior year and EBITDA totaled $2.3 million for the quarter, a decline of 14.3% compared to the same period in the prior year. The year over year decline related to the timing of fluctuating work that shifted between quarters with a specific client.
•Sales Services, $4.4 million in revenue, 10% of total - Segment revenue for the quarter increased $2.1 million or 92.2% versus the prior year and EBITDA totaled $1.0 million for the quarter, an increase of 297% compared to the same period in the prior year. This increase in revenue related to the growth with a large fintech client.

Exhibit 99.1
•Fulfillment & Logistics Services, $20.5 million in revenue, 46% of total – Segment revenue for the quarter increased $0.9 million or 4.4% versus the prior year quarter and EBITDA totaled $1.6 million, decline of 19.4%. The contribution margin was impacted by investments in technology, the increased cost of facilities, and in the revenue mix between lower margin logistics and the higher margin fulfillment services. The profitability is expected to improve through the year as the revenue mix shifts to fulfillment in the second half of the year.
•Marketing Services, $7.7 million in revenue, 17% of total – Segment revenue for the quarter decreased $3.2 million or 29.1% compared to the prior year quarter and EBITDA for the second quarter totaled $0.8 million vs. $1.3 million for the second quarter of 2023. Revenue decline is the result of customer turnover and reductions in client spending. The reduction in EBITDA was the result of lower revenues and the expected contribution margin.
Consolidated Second Quarter 2024 Results
Second quarter revenues were $45.0 million, down 5.7% from $47.8 million in the second quarter of 2023 due to decreased revenue in two of the Company’s operating segments.
Second quarter operating income was $1.4 million, compared to $1.7 million in the second quarter of 2023. The decrease resulted from a restructuring expense during the quarter.
Net loss for the quarter was $27.8 million, or $3.84 per basic and diluted share, compared to net income of $0.6 million, or $0.08 per basic and diluted share, in the second quarter of the prior year. The net loss included $38.2 million of pension plan termination charges and a related tax benefit of $10.1 million, without which the results would have been approximately $0.3 million of net income for the quarter.
Balance Sheet and Liquidity
Harte Hanks ended the quarter with $11.0 million in cash and cash equivalents and $24.0 million of capacity on its credit line. The Company has no outstanding debt as of June 30, 2024. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2024 and beyond.
Conference Call Information
The Company will host a conference call and live webcast to discuss these results at 4:30 p.m. EDT today, August 8, 2024. Interested parties may access the webcast at https://www.webcaster4.com/Webcast/Page/2810/50867 or access the conference call by dialing 888-506-0062 in the United States or 973-528-0011 from outside the U.S. and using access code 821775.

A replay of the call can also be accessed via phone through August 22, 2024, by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 50867.
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including GlaxoSmithKline, Unilever, Pfizer, Warner Bros Discovery, Volvo, Ford, FedEx, Midea, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,000 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (vi) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which was filed on April 1, 2024. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Exhibit 99.1
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Income excluding stock-based compensation and severance. The most directly comparable measure for this non-GAAP financial measure is Operating Income.
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net Income adjusted to exclude income tax expense, other expense (income), net, and depreciation and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation, restructuring expense and severance. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.
The use of non-GAAP measures does not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
Rob Fink or Tom Baumann
646.809.4048 / 646.349.6641
FNK IR
HHS@fnkir.com
Source: Harte Hanks, Inc.

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share amounts	2024	2023	2024	2023
Revenue	$45,035	$47,762	$90,483	$94,882
Operating expenses
Labor	22,682	26,666	46,167	51,131
Production and distribution	13,679	13,328	27,429	27,780
Advertising, selling, general and administrative	5,852	5,065	11,791	11,149
Restructuring expenses	427	-	1,280	-
Depreciation and amortization expense	1,022	1,033	2,068	2,099
Total operating expenses	43,662	46,092	88,735	92,159
Operating income	1,373	1,670	1,748	2,723
Other expense, net
Interest expense (income), net	39	59	50	(151)
Pension Plan termination charges	38,217	-	38,217	-
Other (income) expense, net	(45)	791	561	3,377
Total other expense, net	38,211	850	38,828	3,226
(Loss) income before income taxes	(36,838)	820	(37,080)	(503)
Income tax (benefit) expense	(9,004)	240	(9,075)	(292)
Net (loss) income	(27,834)	580	(28,005)	(211)

(Loss) income per common share
Basic	$(3.84)	$0.08	$(3.86)	$(0.03)
Diluted	$(3.84)	$0.08	$(3.86)	$(0.03)

Weighted average shares used to compute (loss) income per share
Basic	7,257	7,358	7,246	7,392
Diluted	7,365	7,505	7,354	7,392

Comprehensive (loss) income, net of tax:
Net (loss) income	$(27,834)	$580	$(28,005)	$(211)

Adjustment to pension liability, net	29,179	402	29,524	1,142
Foreign currency translation adjustment	(1,403)	100	(1,937)	1,980
Total other comprehensive loss, net of tax	27,776	502	27,587	3,122

Comprehensive (loss) income	$(58)	$1,082	$(418)	$2,911

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except shares and per share amounts	June 30, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$10,974	$18,364
Accounts receivable, net	30,564	34,313
Contract assets and unbilled accounts receivable	8,119	7,935
Prepaid expenses	2,330	1,915
Prepaid income taxes and income tax receivable	1,758	1,758
Other current assets	1,292	928
Total current assets	55,037	65,213

Net property, plant and equipment	8,430	8,855
Right-of-use assets	23,896	25,417
Other assets	22,370	23,272
Total assets	$109,733	$122,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$20,248	$23,176
Accrued payroll and related expenses	4,410	5,615
Deferred revenue and customer advances	3,484	3,195
Customer postage and program deposits	1,318	1,815
Other current liabilities	2,808	9,495
Current portion of lease liabilities	4,134	4,815
Total current liabilities	36,402	48,111

Pension liabilities - Qualified plans	9,766	10,540
Pension liabilities - Nonqualified plan	18,190	18,630
Long-term lease liabilities, net of current portion	22,291	23,691
Other long-term liabilities	2,476	1,928
Total liabilities	89,125	102,900

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	145,703	157,889
Retained earnings	816,915	844,920
Less treasury stock	(937,728)	(951,083)
Accumulated other comprehensive loss	(16,503)	(44,090)
Total stockholders’ equity	20,608	19,857

Total liabilities and stockholders’ equity	$109,733	$122,757

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2024	2023	2024	2023
Net (loss) income	$(27,834)	$580	$(28,005)	$(211)
Income tax (benefit) expense	(9,004)	240	(9,075)	(292)
Other expense, net	38,211	850	38,828	3,226
Depreciation and amortization expense	1,022	1,033	2,068	2,099
EBITDA	$2,395	$2,703	$3,816	$4,822

Stock-based compensation	734	503	1,286	1,042
Severance	5	1,187	8	1,209
Restructuring expense	427	—	1,280	—
Adjusted EBITDA	$3,561	$4,393	$6,390	$7,073

Operating income	$1,373	$1,670	$1,748	$2,723
Stock-based compensation	734	503	1,286	1,042
Severance	5	1,187	8	1,209
Restructuring expense	427	—	1,280	—
Adjusted operating income	$2,539	$3,360	$4,322	$4,974
Adjusted operating margin (a)	5.6%	7.0%	4.8%	5.2%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Three months ended June 30, 2024	Marketing Services	Customer Care	Sales Services	Fulfillment & Logistics	Restructuring	Unallocated Corporate	Total
Revenue	$7,738	$12,384	$4,414	$20,499	$—	$—	$45,035
Segment operating expense	6,047	9,454	3,234	18,113	427	5,365	42,640
Contribution margin (loss)	$1,691	$2,930	$1,180	$2,386	$(427)	$(5,365)	$2,395
Overhead allocation	856	612	204	827	—	(2,499)	—
EBITDA	$835	$2,318	$976	$1,559	$(427)	$(2,866)	$2,395
Depreciation and amortization	165	54	196	243	—	364	1,022
Operating income (loss)	$670	$2,264	$780	$1,316	$(427)	$(3,230)	$1,373

Three months ended June 30, 2023	Marketing Services	Customer Care	Sales Services	Fulfillment & Logistics	Restructuring	Unallocated Corporate	Total
Revenue	$10,921	$14,915	$2,296	$19,630	$—	$—	$47,762
Segment operating expense	8,835	11,491	2,050	16,931	—	5,752	45,059
Contribution margin (loss)	$2,086	$3,424	$246	$2,699	$—	$(5,752)	$2,703
Overhead allocation	766	720	—	765	—	(2,251)	—
EBITDA	$1,320	$2,704	$246	$1,934	$—	$(3,501)	$2,703
Depreciation and amortization	47	173	198	241	—	374	1,033
Operating income (loss)	$1,273	$2,531	$48	$1,693	$—	$(3,875)	$1,670